UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
March 8, 2006
Date of Report (Date of earliest event reported)

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-1326205	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4336 Montgomery Ave., Bethesda, Maryland 20814
(Address of principal executive offices) (Zip Code)
(301) 983-0998
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
RESTATEMENT OF FINANCIAL STATEMENTS
This amendment on Form 8-K/A (this “Amendment”) is being filed to reflect the restatement of our financial statements as of March 8, 2006. This Amendment amends and restates items identified below with respect to the Form 8-K as filed by India Globalization Capital, Inc. (“we” or “the Company”) with the Securities and Exchange Commission (the “SEC”) on March 17, 2006 (the “Original Filing”).
As previously announced, our management, on August 14, 2006, concluded that the Company’s previously filed audited financial statements as of and for period from April 29, 2005 (inception) through March 8, 2006 and the fiscal year ended March 31, 2006, should no longer be relied upon as a result of the Company’s determination that it should amend its financial statements to record stock compensation expense for the fair value of the shares of common stock issued to its founders and advisors in February 2006.
This Amendment only amends and restates certain information in “Item 9.01. Financial Statements And Exhibits,” and such amendment and restatement only reflect the restatement of the financial statements as described above. Except for the foregoing amended and restated information, this Amendment continues to describe conditions as of the date of the Original Filing, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events. This Amendment should be read in conjunction with the Company’s filings made with the SEC subsequent to the Original Filing, including any amendments to those filings.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Description
99.1	Audited Financial Statements
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.
Date: August 24, 2006	By:	/s/ John Cherin
		Name:	John Cherin
		Title:	Chief Financial Officer

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